As filed with the Securities and Exchange Commission on February 25, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

FERROVIAL SE

(Exact name of registrant as specified in its charter)

The Netherlands	98-1732985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Gustav Mahlerplein 61-63

Symphony Towers, 14th Floor

1082 MS Amsterdam

The Netherlands

Tel: +31 20 798 37 00

(Address, including zip code, and telephone number, including area code, of principal executive offices)

PERFORMANCE-BASED SHARE PLAN OF “FERROVIAL SE” FOR EXECUTIVES 2023-2025

PERFORMANCE-BASED SHARE PLAN OF “FERROVIAL SE” FOR EXECUTIVE DIRECTORS AND SENIOR MANAGEMENT 2023-2025

PERFORMANCE-BASED SHARE PLAN OF “FERROVIAL SE” FOR EXECUTIVES 2026-2028

PERFORMANCE-BASED SHARE PLAN OF “FERROVIAL SE” FOR EXECUTIVE DIRECTORS AND SENIOR MANAGEMENT 2026-2028

RESTRICTED STOCK UNIT PLAN OF “FERROVIAL SE” FOR ELIGIBLE EMPLOYEES 2026-2028

(Full title of the plans)

CT Corporation System

28 Liberty Street

New York, NY 10005

(Name and address for agent for service)

+1 212 894 8940

(Telephone number, including area code, of agent for service)

Copies to:
Evan Simpson Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN United Kingdom +44 (0)20 7959-8426	Tijmen Klein Bronsvoort De Brauw Blackstone Westbroek N.V. Burgerweeshuispad 201 1076 GR Amsterdam The Netherlands +31 20 577 1357

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Ferrovial SE (the “Registrant”) for the purpose of registering 1,430,227 ordinary shares of the Registrant, €0.01 par value per share, for issuance under (i) the Performance-Based Share Plan of “Ferrovial SE” for Executives 2023-2025, (ii) the Performance-Based Share Plan of “Ferrovial SE” for Executive Directors and Senior Management 2023-2025, (iii) the Performance-Based Share Plan of “Ferrovial SE” for Executives 2026-2028, (iv) the Performance-Based Share Plan of “Ferrovial SE” for Executive Directors and Senior Management 2026-2028; and (v) Restricted Stock Unit Plan of “Ferrovial SE” for Eligible Employees 2026-2028.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules) by the Registrant:

(a) the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on February 25, 2026 (File No. 001-41912); and

(b) the description of the Registrant’s ordinary shares, €0.01 par value per share, contained in Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025, and filed with the Commission on February 25, 2026 (File No. 001-41912), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent designated therein, certain Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Under Dutch law, the management of a company is a joint undertaking and each director can be held jointly and severally liable to the Registrant for damages in the event of improper or negligent performance of their duties. Directors may incur additional specific civil liabilities (including vis-à-vis third parties) and criminal liabilities. All directors are jointly and severally liable for failure of one or more co-directors. An individual director is only exempted from liability if he or she proves that he or she cannot be held seriously culpable for the mismanagement and that he has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard a director may, however, refer to the allocation of tasks between the directors.

The Registrant has not itself indemnified, neither in its articles of association or otherwise, the members of the Board of Directors. The Registrant does maintain insurance to insure its directors and officers against certain liability relating to their conduct in their capacity as director or officer, subject to certain limitations, including that the coverage of such insurance does not apply in case of a deliberately dishonest or a deliberately fraudulent act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description of Exhibit
4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F (File No. 001-41912) filed on January 5, 2024).
5.1*	Opinion of De Brauw Blackstone Westbroek N.V.
23.1*	Consent of PricewaterhouseCoopers Auditores, S.L., Independent Registered Public Accounting Firm.
23.2*	Consent of Ernst & Young, S.L., Independent Registered Public Accounting Firm.
23.3*	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
99.1	2025 General Conditions of the Performance-Based Share Plan of the Registrant for Executives 2023-2025, together with the form of Specific Conditions thereunder (incorporated by reference to Exhibit 4.10 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025 (File No. 001-41912) filed on February 25, 2026.
99.2	2025 General Conditions of the Performance-Based Share Plan of the Registrant for Executive Directors and Senior Management 2023-2025, together with the form of Specific Conditions thereunder (incorporated by reference to 4.9 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025 (File No. 001-41912) filed on February 25, 2026.
99.3	General Conditions of the Performance-Based Share Plan of “Ferrovial SE” for Executives 2026-2028, together with the form of Specific Conditions thereunder (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025 (File No. 001-41912) filed on February 25, 2026.
99.4	General Conditions of the Performance-Based Share Plan of “Ferrovial SE” for Executive Directors and Senior Management 2026-2028, together with the form of Specific Conditions thereunder (incorporated by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025 (File No. 001-41912) filed on February 25, 2026.
99.5	General Conditions of the Restricted Stock Unit Plan of “Ferrovial SE” For Eligible Employees 2026-2028, together with the form of Specific Conditions thereunder (incorporated by reference to Exhibit 4.13 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025 (File No. 001-41912) filed on February 25, 2026.
107*	Filing Fee Table.

* Filed herewith.

Item 9.   Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ignacio Madridejos Fernández and Ernesto López Mozo, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on February 25, 2026.

FERROVIAL SE

By:	/s/ Ignacio Madridejos Fernández
Name:	Ignacio Madridejos Fernández
Title:	Chief Executive Officer

By:	/s/ Ernesto López Mozo
Name:	Ernesto López Mozo
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated on February 25, 2026.

Signature	Title

/s/ Rafael del Pino Calvo-Sotelo	Chairman of the Board and Executive Director
Rafael del Pino Calvo-Sotelo

/s/ Óscar Fanjul Martin	Vice Chairman of the Board
Óscar Fanjul Martin

/s/ Ignacio Madridejos Fernández	Chief Executive Officer and Executive Director
Ignacio Madridejos Fernández	(Principal Executive Officer)

/s/ María del Pino	Director
María del Pino

/s/ José Fernando Sánchez-Junco	Director
José Fernando Sánchez-Junco

/s/ Philip Bowman	Director
Philip Bowman

/s/ Hanne Sørensen	Director
Hanne Sørensen

/s/ Bruno Di Leo	Director
Bruno Di Leo

/s/ Juan Hoyos	Lead Director
Juan Hoyos

/s/ Gonzalo Urquijo	Director
Gonzalo Urquijo

/s/ Hildegard Wortmann	Director
Hildegard Wortmann

/s/ Ernesto López Mozo	Chief Financial Officer
Ernesto López Mozo	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ferrovial SE, has signed this registration statement in Houston, Texas on February 25, 2026.

Ferrovial Holding US Corp.
(Authorized Representative in the United States)

By:	/s/ Matthew W. Little
Name:	Matthew W. Little
Title:	President